SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2005

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard
Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2005, Beckman Coulter, Inc. and John P. Wareham entered into a Retirement and Consulting Agreement which provides Beckman Coulter with the continued benefit of Mr. Wareham’s knowledge and expertise after his retirement from the Company. Mr. Wareham formerly served as Chairman of the Board and Chief Executive Officer of Beckman Coulter.

Under the agreement, Mr. Wareham agrees to serve as a consultant for a term of three years following his retirement. Mr. Wareham agrees to provide, on a non-cumulative basis, up to forty-five days of consulting services during the first year of the agreement’s term; up to twenty-five days during the second year of the term, and up to twenty days during the third year of the term.

The agreement provides for the Company to pay Mr. Wareham an annual retainer of $330,000 for the first year, $210,000 for the second year and $170,000 for the third year of the agreement’s term, plus a per diem rate for any time in excess of the applicable number of days stated for each year of the term. The agreement also specifies how Mr. Wareham’s benefits under various benefit plans will be determined.

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 – Retirement and Consulting Agreement between Beckman Coulter, Inc. and John P. Wareham dated June 30, 2005.

EXHIBIT INDEX

Exhibits

Exhibit 10.1 – Retirement and Consulting Agreement between Beckman Coulter, Inc. and John P. Wareham dated June 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2005
BECKMAN COULTER, INC.

	By:	/s/ JACK E. SOROKIN
Name: Jack E. Sorokin
Title: Assistant General Counsel